Calculation of Filing Fee Tables
S-3
AMEREN CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Ameren Corporation Senior Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Debt	Ameren Corporation Subordinated Debt Securities	457(r)				0.0001381
Fees to be Paid	3	Equity	Ameren Corporation Common Stock, $.01 par value	457(r)				0.0001381
Fees to be Paid	4	Equity	Ameren Corporation Preferred Stock	457(r)				0.0001381
Fees to be Paid	5	Other	Ameren Corporation Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	6	Other	Ameren Corporation Stock Purchase Units	457(r)				0.0001381
Fees to be Paid	7	Debt	Union Electric Company Senior Secured Debt Securities	457(r)				0.0001381
Fees to be Paid	8	Debt	Union Electric Company First Mortgage Bonds	457(r)				0.0001381
Fees to be Paid	9	Debt	Union Electric Company Senior Unsecured Debt Securities	457(r)				0.0001381
Fees to be Paid	10	Equity	Union Electric Company Preferred Stock	457(r)				0.0001381
Fees to be Paid	11	Debt	Ameren Illinois Company Senior Secured Debt Securities	457(r)				0.0001381
Fees to be Paid	12	Debt	Ameren Illinois Company First Mortgage Bonds	457(r)				0.0001381
Fees to be Paid	13	Debt	Ameren Illinois Company Senior Unsecured Debt Securities	457(r)				0.0001381
Fees to be Paid	14	Equity	Ameren Illinois Company Preferred Stock	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	15	Equity	Ameren Corporation Common Stock, $.01 par value	415(a)(6)	266,700,000		$ 266,700,000.00			S-3	333-274977	10/13/2023	$ 40,831.77
			Total Offering Amounts:				$ 266,700,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	In addition to the shares of Ameren Corporation Common Stock, $.01 par value, having a gross sales price of up to $266,700,000 described in Note (15), an additional unspecified aggregate initial offering amount or number of the securities of each identified class is being registered as may from time to time be offered by Ameren Corporation, Union Electric Company and Ameren Illinois Company or sold by selling securityholders, if and as allowed, at unspecified prices, along with an indeterminate amount or number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of the registration fee in connection with such additional securities offered hereby, and the registrants will pay "pay as you go registration fees" in accordance with Rules 456(b) and 457(r) under the Securities Act with respect to those additional securities.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	See Offering Note 1.

[8]	See Offering Note 1.

[9]	See Offering Note 1.

[10]	See Offering Note 1.

[11]	See Offering Note 1.

[12]	See Offering Note 1.

[13]	See Offering Note 1.

[14]	See Offering Note 1.

[15]	Pursuant to Rule 415(a)(6) under the Securities Act, there is included on this registration statement shares of Ameren Corporation Common Stock, $.01 par value, having a gross sales price of up to $266,700,000 that were previously registered for offer and sale, but not sold, in connection with Ameren Corporation's Equity Distribution Sales Agreement, dated May 12, 2021, as amended and supplemented, including by the First Amendment to Equity Distribution Sales Agreement, dated August 7, 2025 (as so amended and supplemented, the "Sales Agreement"), pursuant to a Rule 424(b)(5) filing made with the Securities and Exchange Commission (the "Commission") on August 7, 2025 under Registration Statement No. 333-274977 filed with the Commission on October 13, 2023 (the "Prior Registration Statement"), and for which a filing fee of $40,831.77 with respect to such unsold shares was paid in connection therewith. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee related to such unsold shares will continue to be applied to the offer and sale of such unsold shares pursuant to the Sales Agreement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date